Exhibit 99.1

April 19, 2005

To our valued customers, partners and prospects,

On March 8, 2005, we announced that will delay filing of our Annual Report on Form 10-K with the SEC because we had not completed our assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. As a result, we are currently not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14). To signify this we currently have an “E” attached to our ticker symbol (NASDAQ: SUMTE) until we become compliant.

Because Sarbanes Oxley is relatively new to all public companies, this is a situation that hundreds of other public companies are also currently dealing with – a situation that has been widely reported on in the business press. Although we can’t say for certain that this was the result of Sarbanes Oxley or not, 63 public companies added an “E” to their ticker symbol between April 5th and 15th. Our industry being what it is, we realize there may be conversation and confusion over what this means for SumTotal, which is the purpose of this letter.

We are working diligently to help ensure that we will be able to file our Form 10-K as soon as possible. We have engaged additional internal and external resources in order to assist us in improving our existing documentation and conduct additional testing so that Management and our external auditors will be able to make their respective attestations and so that our external auditors will be able to deliver their opinion on our financial statements. This is a very high priority for the company and all necessary resources and attention are being applied to this effort.

It is important to note that, as of today, we believe that the financial results reported on February 2, 2005 for the quarter and year ended December 31, 2004 fairly present in all material respects our financial condition and results of operations. We continue to strengthen our position as the largest single provider of learning technology, and the most financially viable dedicated supplier in our industry. This delay should not inhibit us from proceeding with its business as usual, and operationally, there should be no impact to our customers, prospects, and partners. We will continue to report news of our operating and financial results via our quarterly earnings announcements during our 10-K delay, and we invite you to listen when we issue our Q1 05 financial results on April 28th.

In order to clear up any lingering questions, we have prepared the attached FAQ which provides significantly more detailed information. As always, if you have further questions, please do not hesitate to contact us directly. Your support as we complete the certification process is appreciated.

Sincerely,

/s/ R.A. Eckert	/s/ Kevin Oakes

Andy Eckert	Kevin Oakes
CEO, SumTotal Systems	President, SumTotal Systems

SumTotal FAQ – April 19, 2005

SumTotal Systems announces delay in filing of Annual Report on Form 10-K

OVERVIEW

Q: What was announced?

A: On March 8, 2005, SumTotal Systems announced that the Company will delay filing its Annual Report on Form 10-K with the SEC because the Company had not completed Management’s assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. As expected, on April 6, 2005 the Company received a NASDAQ Staff Notification stating that, because the Company has not yet filed its Report on Form 10-K for its year ended December 31, 2004, the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) and unless a hearing is requested by the Company its common stock will be de-listed from NASDAQ.

In accordance with NASDAQ’s rules, SumTotal has requested a hearing for continued listing on the NASDAQ National Market. Pending a decision by the NASDAQ Listing Qualifications Panel, the Company’s securities will remain listed on the NASDAQ National Market, and beginning April 7, 2005, the Company has had an “E” added to the end of SumTotal’s ticker symbol until the Company has fulfilled its SEC reporting obligation.

SumTotal expects to release its financial results for the first quarter of its 2005 fiscal year, ended March 31, 2005, on April 28, 2005.

Q: What is Sarbanes Oxley and in particular, what is Section 404?

A: The Sarbanes-Oxley Act of 2002 was passed by U.S. Congress to protect investors from the possibility of fraudulent accounting activities by corporations. The legislation introduced major changes to the regulation of financial practice and corporate governance. Named after Senator Paul Sarbanes and Representative Michael Oxley, who were its main architects, it also set a number of deadlines for compliance.

The Sarbanes-Oxley Act is arranged into eleven titles. As far as compliance is concerned, the most important sections within these are often considered to be 302, 401, 404, 409, 802 and 906.

Section 404, in particular, requires management, along with their registered accounting firm, to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

There are four distinct phases to Section 404 of the Sarbanes-Oxley Act:

Phase 1: Companies must take an inventory of internal controls and assess whether those controls are sufficient or deficient

Phase 2: Companies must document how those particular controls have been assessed and what, if any policies and procedures will be used to remedy any control deficiencies.

Phase 3: Companies must test those controls to ensure that any remedies put in place to correct those controls work as intended.

Phase 4: Management must document the prior three phases of activities into a formal report, called management’s assessment of internal controls. The company’s external auditors then audit the report and supporting documentation and provide an opinion on management’ s conclusion and also on its assessment process.

Once a company has completed all four phases and is certified as having done such, the company is considered to be Sarbanes-Oxley, Section 404 compliant.

Q: Why is SumTotal delayed?

A: We are delayed because Management has determined that it is unable to render an assessment on its internal control over financial reporting and therefore has decided to expand the scope of its internal control review, improve its existing documentation and conduct additional testing. This process will require the Company to delay the filing of its Form 10-K.

Sarbanes Oxley is relatively new to all public companies and with it comes an enormous amount of documentation and paperwork, of almost equal measure regardless of the size of the company. Being relatively small, SumTotal has more processes and procedures to document and test than time and resources allowed. In addition, having just recently completed the merger of Docent and Click2learn on March 18, 2004, SumTotal Systems was unable to begin the process of certifying its compliance in earnest until late in the second quarter of 2004 as opposed to the more typical start in the first quarter.

Q: What does being delayed mean for the company?

A: It is important to note that, as of April 18, 2005, Management believes that the financial results reported by the Company on February 2, 2005 for the quarter and year ended December 31, 2004 fairly present in all material respects the financial condition and results of operations of the Company as of December 31, 2004.

We do not believe this delay will inhibit SumTotal from proceeding with its business as usual. Operationally, we do not believe there will be any impact to our customers, prospects, and partners. However, until SumTotal successfully completes all four phases, SEC rules prohibit the company from filing its 2004 Annual Report (10-K) or 2005 quarterly reports (10-Qs). SumTotal will be able to continue reporting news of its operating and financial results in our quarterly earning announcements.

Q: Has the Company identified any material weaknesses at this point?

A: As of the date of this writing, Management has identified the following material weaknesses in its internal controls:

•	Lack of segregation of duties related to wire transfers and cash disbursements in the U.S and several remote locations: and

•	Failure to review investments to ensure accurate classification on the Company’s balance sheet.

The Company believes it has since remediated these identified weaknesses.

Q: Why is this being announced at this time?

A: By law, all publicly traded companies must file their annual report within 90 days of the close of their prior fiscal year, and all accelerated filers within 75 days of the close of their prior fiscal year. As an accelerated filer, SumTotal had planned to file its Annual Report on or before March 16, 2005. When SumTotal became aware that it was not going to be able to complete its 404 attestation and therefore not be able to timely file its Form 10-K, Management issued a press release and filed a Form 8-K announcing this fact.

Q: What action is SumTotal taking to ensure it is compliant with Sarbanes-Oxley, Section 404 and when does the company expect to be compliant?

A: The Company is working diligently to help ensure that it will be able to file its Form 10-K as soon as possible. We have engaged additional internal and external resources in order to assist us in improving our existing documentation and conduct additional testing so that Management and our external auditors will be able to make their respective attestations and so that our external auditors will be able to deliver their opinion on our financial statements.

Given the amount of process involved and the fact that this is a new regulation, it is difficult to predict when SumTotal will have completed the work necessary for Section 404 compliance. That said, this is a very high priority for the company and all necessary resources and attention are being applied to this effort.

Q: How rare or common is it for a Company to be out of compliance with Section 404 of the Sarbanes-Oxley Act?

A: 2004 is the first year in which all accelerated filers must certify that they are in compliance with the Act and thus there is little history on how rare or common it is for a company to delay its 10-K filing because of Section 404 of the Sarbanes-Oxley Act.

This regulation is still a ‘work-in-process’. Several modifications have been made to the law since its passage in 2002. For example, recently the SEC extended the deadline for one year for foreign private issuers and firms with market capitalizations less than $75M.

This is the new environment in which public companies, large and small, must operate. SumTotal is no exception.

Q: Is there any other documentation I should review?

A: Yes. In conjunction with this FAQ, please read the Company’s Form 8-K’s and periodic reports filed with the Securities and Exchange Commission, and the Company’s press release on March 8, 2005, including the Safe Harbor, which is incorporated by reference into this FAQ.

Q: If I have additional questions, to whom do I address them?

A: If you are interested in learning more about the Sarbanes-Oxley Act visit www.sec.gov/spotlight/sarbanes-oxley.htm. If you have particular questions regarding SumTotal’s progress towards compliance please contact Neil Laird, Chief Financial Officer, SumTotal Systems at 650.934.9525 or nlaird@sumtotalsystems.com.